                                                                   Exhibit 10.54




                         EXECUTIVE EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement") made as of December 10, 1998 between ARIAD Pharmaceuticals, Inc. (the "Company") a Delaware corporation, and Tomi Sawyer, Ph.D. (the "Employee").

            1. Employment, Duties and Acceptance.

                  1.1 The Company hereby employs the Employee, for the Term (as hereinafter defined), to render full-time services to the Company, and to perform such duties as he shall reasonably be directed by the Chief Executive Officer of the Company to perform. The Employee's title shall be designated by the Chief Executive Officer and initially shall be Vice President, Drug Discovery.

                  1.2 The Employee hereby accepts such employment and agrees to render the services described above.

                  1.3 The principal place of employment of the Employee hereunder shall be in the greater Boston, Massachusetts area, or other locations reasonably acceptable to the Employee. The Employee acknowledges that for limited periods of time he may be required to provide services to the Company outside of the Boston, Massachusetts area.

                  1.4 Notwithstanding anything to the contrary herein, although the Employee shall provide services as a full-time employee, it is understood that the Employee may (a) have an academic appointment and (b) participate in professional activities (collectively, "Permitted Activities"); provided, however, that such

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
Permitted Activities do not interfere with the Employee's duties to the Company.

            2. Term of Employment.

                  The term of the Employee's employment under this Agreement (the "Term") shall commence January 1, 1999 (the "Effective Date") and shall end on December 31, 1999 unless sooner terminated pursuant to Section 4 or 5 of this Agreement; provided that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least ninety days prior to the end of the applicable Term.

            3. Compensation.

                  3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $165,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board"), in its sole discretion, payable in equal biweekly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.

                  3.2 Each year, the Company shall pay the Employee a discretionary bonus of up to 30% of base salary, which bonus shall be determined annually by the Board. The bonus, if any, may be paid in the form of stock options, stock awards, deferred compensation or cash, as determined by the Board.


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                  3.3 The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require.

                  3.4 The Employee shall be eligible under any incentive plan, stock award plan, bonus, participation or extra compensation plan, pension, group health, disability and life insurance or other so-called "fringe" benefits which the Company provides for its executives at the comparable level. All options and stock awards granted to the Employee shall be subject to a vesting schedule which shall be determined by the Compensation and Stock Option Committee of the Board. The options and awards, if any, to be granted to the Employee shall also be subject to the terms of a stock option plan and certificate and stock award plan and certificate, respectively. Any unvested options shall be forfeited to the Company in the event (a) this Agreement is terminated by the Company for Cause pursuant to Section 4 herein, or (b) either party elects not to renew this Agreement pursuant to Section 2 herein.

            4. Termination by the Company.

                  The Company may terminate this Agreement, if any one or more of the following shall occur:

                        (a) The Employee shall die during the Term; provided, however, the Employee's legal representatives shall be entitled to receive the compensation provided for hereunder to the last day of the month in which his death occurs.


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                        (b) The Employee shall become physically or mentally
disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of 180 consecutive days, or (ii) for shorter periods aggregating 180 days during any twelve month period.

                        (c) The Employee acts, or fails to act, in a manner that provides Cause for termination. For purposes of this Agreement, the term "Cause" means (i) the failure by the Employee to perform any of his material duties hereunder, (ii) the conviction of the Employee of any felony involving moral turpitude, (iii) any acts of fraud or embezzlement by the Employee involving the Company or any of its Affiliates, (iv) violation of any federal, state or local law, or administrative regulation related to the business of the Company, (v) a conflict of interest, (vi) conduct that could result in publicity reflecting unfavorably on the Company in a material way, (vii) failure to comply with the written policies of the Company, or (viii) a breach of the terms of this Agreement by the Employee. The Company shall provide the Employee written notice of termination pursuant to this Section 4, and Employee shall have 30 days to cure or remedy such failure or breach, in which case this Agreement shall not be terminated.

            5. Termination by the Employee.

                  5.1 The Employee may terminate this Agreement, if any one or more of the following shall occur:

                        (a) a material breach of the terms of this Agreement by the Company and such breach continues for 30 days after the Employee gives the Company written notice of such breach;


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                        (b) the Company shall make a general assignment for
benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 5(b);

                        (c) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unstayed for a period of 30 days; or

                        (d) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily.

            6. Severance.

                  If (i) the Company terminates this Agreement without Cause or
(ii) the Employee terminates this Agreement pursuant to Section 5.l(a), then:
(1) except in the case of death or disability, the Company shall continue to pay Employee his current salary for the remaining period of the applicable Term; (2) all options granted to the Employee that would have vested during the Term shall

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vest immediately prior to such termination; and (3) the Company shall continue to provide all benefits subject to COBRA at its expense for up to one year.

            7. Other Benefits.

                  In addition to all other benefits contained herein, the Employee shall be entitled to:

                  (a) Vacation time of four weeks per year taken in accordance with the vacation policy of the Company.

                  (b) After six years of employment, one three-month period of fully paid leave of absence in accordance with Company policies in place at that time; it being understood that such policies may restrict the Employee from taking such leave of absence until a time that is acceptable to the Company and may include other such limitations.

                  (c) Group health, disability and life insurance.

                  (d) The Company shall provide the Employee with an automobile allowance of $750 per month.

            8. Confidentiality.

                  8.1 The Employee acknowledges that, during the course of performing his services hereunder, the Company shall be disclosing information to the Employee related to the Company's Field of Interest, Inventions, projects and business plans, as well as other information (collectively, "Confidential Information"). The Employee acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.


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
                  8.2 The Employee agrees that the Confidential Information only shall be used by the Employee in connection with his activities hereunder as an employee of the Company, and shall not be used in any way that is detrimental to the Company.

                  8.3 The Employee agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Employee shall treat all such information as confidential and proprietary property of the Company.

                  8.4 The term "Confidential Information" does not include information that (a) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (b) was within the Employee's possession prior to being furnished to such Employee, (c) becomes available to the Employee on a nonconfidential basis or (d) was independently developed by the Employee without reference to the information provided by the Company.

                  8.5 The Employee may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Employee shall give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

                  8.6 Upon termination of this Agreement, the Employee shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Employee or produced by the Employee in connection with services rendered

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hereunder. Notwithstanding such return or any of the provisions of this
Agreement, the Employee shall continue to be bound by the terms of the confidentiality provisions contained in this Section 8 for a period of three years after the termination of this Agreement.

                  8.7 In connection with his employment by the Company, the Employee hereby acknowledges that he may enter into more than one agreement with regard to (a) the confidentiality of certain books, records, documents and business, (b) rights to certain inventions, proprietary information, and writings, (c) publication of certain materials, and (d) other related matters (the "Confidential Matters") of the Company (the "Confidentiality Agreements"). In order to clarify any potential conflicts between certain respective provisions of such Confidentiality Agreements, the Employee and the Company hereby agree that, as among such Confidentiality Agreements, the provision (or part thereof) in any such Confidentiality Agreement which affords the greatest protection to the Company with respect to the Confidential Matters shall control.

            9. Inventions Discovered by the Employee While Performing Services Hereunder.

                  During the Term, the Employee shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Inventions") made, conceived or first reduced to practice by the Employee, either alone or jointly with others, while performing service hereunder. The Employee hereby assigns to the Company all of his right, title and interest in and to any such Inventions. During and

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
after the Term, the Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions. The Employee hereby irrevocably designates the Chief Patent Counsel to the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this paragraph. This Section 9 shall survive the termination of this Agreement.

            10. Non-Competition and Non-Solicitation.

                  During the Term and for a period of one year following the date of termination or nonrenewal for any reason (other than termination pursuant to Section 5.l(a): (a) the Employee shall not in the United States or in any country in which the Company shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates of which the Employee may become an employee or officer during the Term; he shall not engage in such business on his own account; and he shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section 10 shall be deemed to prohibit the Employee from acquiring, solely as an investment, shares of capital stock of any public corporation; (b) neither the Employee nor any Affiliate of the Employee shall solicit or utilize, or assist any person in

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any way to solicit or utilize, the services, directly or indirectly, of any of the Company's directors, consultants, members of the Board of Scientific and Medical Advisors, officers or employees (collectively, "Associates of the Company"). This nonsolicitation and nonutilization provision shall not apply to Associates of the Company who have previously terminated their relationship with the Company.

                  10.1 If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 10, the Company shall have the following rights and remedies:

                        10.1.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company; and

                        10.1.2 The right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any

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other rights and remedies available to the Company under law or in equity.

                  10.2 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                  10.3 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

                  10.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 8, 9 and 10 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

            11. Indemnification.


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                  The Company shall indemnify the Employee, to the maximum
extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, subject to its availability upon reasonable terms (which determination shall be made by the Board) at its expense, directors and officers insurance for the Employee in reasonable amounts. Determination with respect to
(a) the availability of insurance upon reasonable terms and (b) the amount of such insurance coverage shall be made by the Board in its sole discretion.

            12. Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by prepaid telegram (confirmed delivery by the telegram service), private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested), or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

            If to the Company:

            ARIAD Pharmaceuticals, Inc.
            26 Landsdowne Street
            Cambridge, Massachusetts 02139
            Attention: Chief Executive Officer
            Telephone:  (617)494-0400
            Fax:        (617)494-1828


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            If to the Employee:

            Tomi Sawyer, Ph.D.
            9 Nathan Stone Road
            Southborough, Massachusetts  01772

            13. General.

                  13.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

                  13.2 The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  13.4 This Agreement and the Employee's rights and obligations hereunder may not be assigned by the Employee or the Company; provided, however, the Company may assign this Agreement to an Affiliate or a successor-in interest.

                  13.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the

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parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

            14. Definitions. As used herein the following terms have the following meaning:

                  (a) "Affiliate" means and includes any corporation or other business entity controlling, controlled by or under common control with the corporation in question.

                  (b) The "Company's Field of Interest" is the discovery, development and commercialization of pharmaceutical products based on (a) intervention in signal transduction pathways; (b) gene and cell therapy; (c) functional genomics; and (d) natural products, including without limitation, studies of microbial diversity. The Company's Field of Interest may be changed at the sole discretion of the Company from time to time.

                  (c) "person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

                  (d) "Subsidiary" means any corporation or other business entity directly or indirectly controlled by the corporation in question.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        ARIAD PHARMACEUTICALS, INC.



                                        By /s/ Harvey J. Berger
                                           ------------------------------------
                                           Harvey J. Berger, M.D.
                                           Chairman and Chief Executive Officer



                                        EMPLOYEE


                                        /s/ Tomi Sawyer
                                        ---------------------------------------
                                        Tomi Sawyer, Ph.D.




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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      This AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment") made as of July 1, 2001 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Tomi K. Sawyer, Ph.D. (the "Employee").

      The Company and the Employee have entered into an Employment Agreement dated as of December 10, 1998 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

      I. Term of Employment. The first sentence of Section 2 is hereby amended to read as follows:

            "The term of the Employee's employment under the Agreement is hereby extended to June 30, 2003 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; provided, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

      II. Compensation. Section 3.1 is hereby replaced and amended in its entirety as follows:

            "3.1. As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee a salary at the fixed rate of $192,500 per annum as of the date hereof and increased thereafter during the Term, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

      III. Definitions. The definition of the Company's "Field of Interest" in
Section 14 (b) of the Agreement is hereby amended to read as follows:

            The "Company's Field of Interest" is the discovery, development and commercialization of (i) pharmaceutical products based on (a) intervention in signal


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      transduction pathways and (b) gene and cell therapy, and (ii) technologies to regulate genes and proteins. The Company's Field of Interest may be changed at any time at the sole discretion of the Company.

      IV. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

      V. Except as modified by this First Amendment, the Agreement remains in full force and effect and unchanged.


            IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

                                     ARIAD PHARMACEUTICALS, INC.



                                     By:      /s/ Harvey J. Berger, M.D.
                                           -------------------------------------
                                           Harvey J. Berger, M.D.
                                           Chairman and Chief Executive Officer




                                     EMPLOYEE



                                              /s/ Tomi K. Sawyer, Ph.D.
                                     -------------------------------------------
                                     Tomi K. Sawyer, Ph.D.


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
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      This AMENDMENT TO EMPLOYMENT AGREEMENT (the " Second Amendment") made as of September 11, 2002 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Tomi K. Sawyer, Ph.D. (the "Employee").

      The Company and the Employee have entered into an Employment Agreement dated as of December 10, 1998 as previously amended (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

      I. Term of Employment. The first sentence of Section 2 is hereby amended to read as follows:

            "The term of the Employee's employment under the Agreement is hereby extended to December 31, 2004 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; provided, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

      II. Compensation. Section 3.1 is hereby replaced and amended in its entirety as follows:

            "3.1. As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $206,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

      III. Definitions. The definition of the Company's "Field of Interest" in
Section 14 (b) of the Agreement is hereby amended to read as follows:

            The "Company's Field of Interest" is the discovery, development and commercialization of pharmaceutical products based on (a) intervention


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
            in cell signaling and (b) gene and cell therapy. The Company's Field of Interest may be changed at any time at the sole discretion of the Company and upon written notice to Employee.

      IV. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

      V. Except as modified by this Second Amendment, the Agreement remains in full force and effect and unchanged.


            IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

                                      ARIAD PHARMACEUTICALS, INC.



                                      By:      /s/ Harvey J. Berger, M.D.
                                            ------------------------------------
                                            Harvey J. Berger, M.D.
                                            Chairman and Chief Executive Officer




                                      EMPLOYEE



                                               /s/ Tomi K. Sawyer, Ph.D.
                                      ------------------------------------------
                                      Tomi K. Sawyer, Ph.D.

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

      This AMENDMENT TO EMPLOYMENT AGREEMENT (the " Third Amendment") made as of September 2, 2003 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Tomi K. Sawyer, Ph.D. (the "Employee").

      The Company and the Employee have entered into an Employment Agreement dated as of December 10, 1998 as previously amended (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

      I. Term of Employment. The first sentence of Section 2 is hereby amended to read as follows:

            "The term of the Employee's employment under the Agreement is hereby extended to December 31, 2005 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; provided, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

      II. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

      III. Except as modified by this Third Amendment, the Agreement remains in full force and effect and unchanged.






                      [This space intentionally left blank]


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
            IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

                                    ARIAD PHARMACEUTICALS, INC.



                                    By:      /s/ Harvey J. Berger, M.D.
                                          --------------------------------------
                                          Harvey J. Berger, M.D.
                                          Chairman and Chief Executive Officer




                                    EMPLOYEE



                                             /s/ Tomi K. Sawyer, Ph.D.
                                    --------------------------------------------
                                    Tomi K. Sawyer, Ph.D.


                                       6